Exhibit 10.1

Third Amendment To Amended and Restated Credit Agreement

By And Among

Escalade, Incorporated

And

Indian Industries, Inc.

And

The Other Loan Parties Hereto

And

The Lenders Party Hereto

And

JPMorgan Chase Bank, N.A.,
As Administrative Agent

Dated As Of May 8, 2023

Third Amendment To Amended and Restated

Credit Agreement

This Third Amendment To Amended and Restated Credit Agreement (this “Third Amendment”) is made as of May 8, 2023, by and among Escalade, Incorporated, and Indian Industries, Inc., as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The parties hereto agree as follows:

W I T N E S S E T H:

Whereas, as of January 21, 2022, the parties hereto entered into a certain Amended and Restated Credit Agreement (as amended, the “Agreement”);

Whereas, as of the test period ended March 31, 2023, the Borrowers were not in compliance with the covenants set forth in: (i) Section 6.12(a) of the Agreement requiring the Company and its Subsidiaries to achieve as of March 31, 2023, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00; and (ii) Section 6.12(b) of the Agreement requiring the Loan Parties to achieve as of March 31, 2023, a Funded Debt to EBITDA Ratio of not more than 3.00 to 1.00. The foregoing Defaults under Section 6.12(a) and Section 6.12(b) of the Agreement are hereinafter referred to as the “Existing Defaults”; and

Whereas, the parties desire to amend the Agreement to, among other things, waive the Existing Defaults and amend certain definitions, covenants and other provisions, all subject to and as provided in this Third Amendment;

Now, Therefore, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I. Limited Waiver

Subject to the terms and conditions set forth herein, the Lenders hereby waive the Existing Defaults; provided, that such waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute an amendment to the Agreement or any other Loan Document or a waiver of any other Default, or to prejudice any right, power or remedy which the Lenders may not have or may have in the future under or in connection with the Agreement or any other Loan Document (after giving effect to this Third Amendment), all of which rights, powers and remedies are hereby expressly reserved by the Administrative Agent on behalf of the Lenders.

Third Amendment to Amended and Restated Credit Agreement	Page 1

Part II. Amendatory Provisions

Article I

Definitions

Section 1.01 Defined Terms. Section 1.01 of the Agreement is hereby amended by substituting the following definitions in lieu of the like existing definitions:

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolving Commitment ABR Spread”, “Revolving Commitment Term Benchmark Spread”, “Letter of Credit Fee”, or “Commitment Fee Rate”, as the case may be, based upon the Company’s Funded Debt to EBITDA Ratio as of the most recent determination date; provided, that commencing on the Third Amendment Effective Date up to and including the Fiscal Quarter ending December 31, 2023, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1:

Funded Debt to EBITDA Ratio	Revolving Commitment ABR Spread	Revolving Commitment Term Benchmark Spread	Letter of Credit Fee	Commitment Fee Rate
Category 1 ≥ 3.50 to 1.0	1.25%	3.00%	3.00%	0.50%
Category 2 < 3.50 to 1.0 but ≥ 3.00 to 1.0	0.75%	2.50%	2.50%	0.35%
Category 3 < 3.00 to 1.0 but ≥ 2.50 to 1.0	0.25%	2.00%	2.00%	0.30%
Category 4 < 2.50 to 1.0 but ≥ 1.50 to 1.0	-0-	1.75%	1.75%	0.25%
Category 4 <1.50 to 1.0	(0.25%)	1.50%	1.50%	0.20%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each Fiscal Quarter of the Company, based upon the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Funded Debt to EBITDA Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided, that at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Funded Debt to EBITDA Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

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If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.

“Fiscal Month” means, with respect to the Company and its Subsidiaries, each calendar month.

“Fiscal Quarter” means, with respect to the Company and its Subsidiaries, each fiscal quarter ending on March 31, June 30, September 30 or December 31, as applicable.

“Fiscal Year” means, with respect to the Company and its Subsidiaries, each fiscal year ending on December 31.

Section 1.01 Defined Terms. Section 1.01 of the Agreement is hereby further amended by adding the following new definitions to the Agreement:

“Harvard Mexico” means Harvard California, S. de R.L. de C.V., a limited liability company validly existing under the laws of Mexico, of which 90% of its outstanding capital stock is owned by Harvard Sports, and of which 10% of its outstanding capital stock is owned by Escalade, Incorporated.

“Harvard Mexico Sale” means the sale, transfer, and disposition of capital stock of Harvard Mexico to a third party, which will also transfer ownership of the Rosarito Facility to such third party.

“Harvard Sports” means Harvard Sports, Inc., a corporation validly existing under the laws of California, a wholly owned subsidiary of Indian Industries, Inc.

“Rosarito Facility” means the manufacturing facility located in Rosarito, Mexico, which is owned by Harvard Mexico.

“Third Amendment Effective Date” means May 8, 2023.

Article II

The Credits

SECTION 2.11 Prepayment of Loans. Section 2.11 of the Agreement is hereby amended by (i) substituting the following new clauses (d) and (e) in the lieu of the like existing clauses (d) and (e), respectively, and (ii) adding the following new clauses (f) and (g) thereto:

(d)         (i) all prepayments made pursuant to Section 2.11(a) shall be applied (A) if made with respect to the Term Loans (and in the event Term Loans of more than one (1) Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class), as so allocated, and shall be applied to reduce the subsequent scheduled repayments of Term Loans of each Class to be made pursuant to Section 2.10 ratably in accordance with the then outstanding amounts thereof or (B) if made with respect to the Revolving Loans (including the Swingline Loans), to prepay such Loans in accordance with the Lenders’ respective Applicable Percentages without a corresponding reduction in the Revolving Commitments or the Swingline Commitment, as applicable and to cash collateralize outstanding LC Exposure; and (ii) all prepayments made pursuant to Section 2.11(f) and Section 2.11(g) shall be applied to prepay the Revolving Loans.

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(e)        The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment under this Section: (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 10:00 a.m., Chicago time, three (3) Business Days before the date of prepayment, (ii) subject to Section 2.11(f) and Section 2.11(g), in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Chicago time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or Term Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(f)           Upon the consummation of the Harvard Mexico Sale, Borrowers shall prepay the Revolving Loans in an amount equal to 100% of the net proceeds received by Borrowers from the Harvard Mexico Sale. The Borrower Representative shall notify the Administrative Agent within three (3) Business Days of the consummation of the Harvard Mexico Sale. Within two (2) Business Days following the receipt of such notice, the Revolving Commitment shall be reduced by an aggregate amount equal to $10,000,000, such reduction of the Revolving Commitment shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(g)          Upon the completion of the dissolution of Escalade Insurance and obtaining all related regulatory approvals, Borrowers shall prepay the Revolving Loans in an amount equal to 100% of the net proceeds received by Borrowers from the liquidation of Escalade Insurance. The Borrower Representative shall notify the Administrative Agent within three (3) Business Days of the dissolution of Escalade Insurance. Within two (2) Business Days following the receipt of such notice, the Revolving Commitment shall be reduced by an amount equal to $5,000,000, such reduction of the Revolving Commitment shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

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Article VI

Negative Covenants

SECTION 6.03 Fundamental Changes. Section 6.03 of the Agreement is hereby amended by substituting the following new clause (a) in lieu of the like existing clause (a):

(a)  Except for the Harvard Mexico Sale and the dissolution of Escalade Insurance, which Lenders expressly approve of and acknowledge such transactions do not violate this Section 6.03, no Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all/any substantial part of its assets (except as permitted pursuant to Section 6.05), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving entity, (ii) any Loan Party (other than any Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

SECTION 6.05 Asset Sales. Section 6.05 of the Agreement is hereby amended by adding the following new clause (h) thereto:

(h)         the Harvard Mexico Sale;

(i)          the dissolution of Escalade Insurance;

SECTION 6.12 Financial Covenants. Section 6.12 of the Agreement is hereby amended by (i) substituting the following new clauses (a) and (b) in lieu of the like existing clauses (a) and (b), respectively, and (ii) adding the following new clause (c) thereto:

(a)         Fixed Charge Coverage Ratio. The Company and its Subsidiaries shall achieve a Fixed Charge Coverage Ratio for the four (4) successive Fiscal Quarters of the Company ending on the date of determination of not less than (i) 1.10 to 1.00 for the Fiscal Quarter ending December 31, 2023, and (ii) 1.25 to 1.00 for the Fiscal Quarter ending March 31, 2024 and as of the end of each Fiscal Quarter thereafter. For avoidance of doubt, the Fixed Charge Coverage Ratio test for the Company and its Subsidiaries is suspended for the Fiscal Quarters ending June 30, 2023 and September 30, 2023.

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(b)       Funded Debt to EBITDA Ratio. The Loan Parties shall achieve a Funded Debt to EBITDA Ratio of not more than (i) 4.25 to 1.00 as of the Fiscal Quarter ending June 30, 2023, (ii) 3.00 to 1.00 as of the Fiscal Quarter ending September 30, 2023, and (iii) 2.75 to 1.00 as of the Fiscal Quarter ending December 31, 2023, and as of the end of each Fiscal Quarter thereafter, calculated as of the 12-month period then ended.

(c)         Minimum EBITDA. The Loan Parties shall not permit EBITDA to be less than $22,500,000 as of each of the Fiscal Quarters ending June 30, 2023 and September 30, 2023.

Article IX

Miscellaneous

SECTION 9.01 Notices. Section 9.01 of the Agreement is hereby amended by substituting the following new clause (a)(ii) in the lieu of the like existing clause (a)(ii):

(ii)          If to the Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

If Issuing Bank:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: LC Agency Team

Tel: 800-364-1969

Fax: 856-294-5267

Email: chicago.lc.agency.activity.team@jpmchase.com

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With a copy to:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Part III. Continuing Effect

Except as expressly modified herein:

(a)         All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Third Amendment; provided, however, in the event of any irreconcilable inconsistency, this Third Amendment shall control;

(b)         The representations and warranties contained in the Agreement shall survive this Third Amendment in their original form as continuing representations and warranties of Borrowers; and

(c)         Capitalized terms used in this Third Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, each Borrower represents, warrants, covenants and agrees that:

(aa)      Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)       There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)        Except as expressly waived in this Third Amendment, there does not exist any Default or Event of Default; and

(dd)       After giving effect to this Third Amendment and any transactions contemplated hereby, no Default or Event of Default is or will be occasioned hereby or thereby.

Part IV. Independent Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment.

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Part V. Conditions Precedent

Notwithstanding anything contained in this Third Amendment to the contrary, this Third Amendment shall not become effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)         The Administrative Agent shall have received counterparts of this Third Amendment, duly executed by the Administrative Agent, Borrowers, the Loan Guarantors and the Lenders;

(b)         The Administrative Agent shall have received a Consent and Reaffirmation, duly executed by Guarantors;

(c)         The Administrative Agent shall have received a duly executed certificate of the Secretary of each Borrower and Guarantor (A) certifying as to the authorizing resolutions of such Borrower and Guarantor, and (B) certifying as complete and correct as to attached copies of its Articles of Incorporation and By‑Laws or Articles of Organization and Operating Agreement, as applicable, or certifying that such Articles of Incorporation or By‑Laws or Articles of Organization or Operating Agreement, as applicable, have not been amended (except as shown) since the previous delivery thereof to the Administrative Agent;

(d)         The Administrative Agent shall have received such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(e)         All legal matters incident to this Third Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

Part VI. Expenses

The Borrowers agree to pay or reimburse the Administrative Agent for all reasonable expenses of the Administrative Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this Third Amendment. The Borrowers shall also pay all fees as set forth in that certain Fee Letter dated as of the Third Amendment Effective Date.

Part VII. Counterparts

This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall have the same force and delivery of an original executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Third Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Third Amendment.

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Part VIII. Post-Closing Conditions

Within sixty (60) days after the Third Amendment Effective Date (or such later date as Administrative Agent may elect in its discretion), the Borrowers shall enter into an engagement agreement with a third party consultant satisfactory to Administrative Agent (the “Consultant”) and shall execute an engagement letter with such consultant (the “Engagement Letter”) in form satisfactory to the Administrative Agent. The Engagement Letter shall provide that the Consultant shall perform certain consultation services with respect to the Loan Parties and their operations as deemed appropriate by the Administrative Agent including, but not limited to, (i) review and assessment of the Company’s 2023 financial plan, (ii) preparation and implementation of a three calendar month rolling cash flow forecast for the Company to be delivered to the Administrative Agent on a monthly basis through December 31, 2023 (or through such earlier date as the Administrative Agent may later elect in its discretion), such forecast to be delivered concurrently with delivery by the Borrowers of the monthly Borrowing Base Certificate, and (iii) identification and evaluation of potential profit, cash flow, and/or liquidity improvement opportunities for the Company. Within thirty (30) days following engagement of the Consultant, the Borrowers and the Consultant shall meet with the Lenders in order to review the Consultant’s initial findings and results. The Loan Parties shall fully cooperate with the Consultant and shall authorize the Consultant to provide to the Administrative Agent and the Lenders such information or work product as the Administrative Agent shall reasonably request from time to time, including, but not limited to, all information, analyses, cash flow reports, recommendations, written reports, and other documents furnished to the Borrowers, the Board of Directors of the Borrowers, or otherwise obtained or prepared by the Consultant (excluding documents that are covered by attorney client or attorney work product privileges or any other similar legally recognized and relevant privilege). The Administrative Agent shall be entitled to receive any conclusions reached or reports prepared by the Consultant and shall have access to the Consultant and be able to discuss with the Consultant such conclusions or reports and the Consultant’s review and analysis of the Loan Parries at such times and intervals as the Administrative Agent shall reasonably request. The Borrowers shall not enter into or permit any amendment, modification or waiver of the Engagement Letter without the consent of the Administrative Agent.

Part IX. Releases

Lenders expressly approve of the Harvard Mexico Sale and the dissolution of Escalade Insurance. Therefore, Lenders shall, upon written request from Borrowers and notice of the closing and consummation of the Harvard Mexico Sale and the dissolution of Escalade Insurance, respectively, take all necessary action, make all required deliveries and provide all release documents and/or instruments required to (a) release Harvard Sports and Escalade Insurance as Loan Parties and as Loan Guarantors, including an express release of any guaranty obligations under the Agreement; and (b) terminate and release the collateral security and liens on the capital stock and assets of Harvard Sports and Escalade Insurance, which includes but is not limited to releasing Harvard Sports and Escalade Insurance from any applicable security agreements with the Lenders and filing terminations of any applicable UCC financing statements. Further, Lenders agree to cooperate with Borrowers and provide such further documentation as may be reasonably required to better evidence, confirm or acknowledge such release as Loan Parties and Loan Guarantors and such release and termination of Lenders’ lien or security rights and interests in and to the capital stock and assets of Harvard Sports and Escalade Insurance.

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In Witness Whereof, the parties hereto have caused this Third Amendment to be executed by their respective officers duly authorized as of the date first above written.

[This Space Intentionally Left Blank]

Third Amendment to Amended and Restated Credit Agreement	Page 10

Signature Page Of

Escalade, Incorporated

To Third Amendment to Amended and Restated Credit Agreement

Escalade, Incorporated

By:	/s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Chief Financial Officer

Signature Page Of

Indian Industries, Inc.

To Third Amendment to Amended and Restated Credit Agreement

Indian Industries, Inc.

By:	/s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Chief Financial Officer

CONSENT AND REAFFIRMATION

Each of the undersigned Loan Guarantors hereby consents to the foregoing Third Amendment, and further agrees that the execution and delivery of such Third Amendment shall in no way affect, impair, discharge, relieve or release the obligations of the undersigned under its Loan Guaranty, which obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all obligations of the Borrowers to the Lenders, the Issuing Bank and the Administrative Agent are fully, finally and irrevocably paid and performed. Each Loan Guarantor further acknowledges that the failure to consent to any subsequent amendment shall not affect the liability of such Loan Guarantor under its Loan Guaranty. Capitalized terms used herein and not defined have the meanings ascribed thereto in the Agreement.

BEAR ARCHERY, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

EIM COMPANY, INC.

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

ESCALADE INSURANCE, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

ESCALADE SPORTS PLAYGROUND, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

HARVARD SPORTS, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

SOP SERVICES, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

U.S. WEIGHT, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

WEDCOR HOLDINGS, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

GOALSETTER SYSTEMS, INC.

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

LIFELINE PRODUCTS, LLC

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

VICTORY MADE, LLC

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

VICTORY TAILGATE, LLC

By:  /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Chief Financial Officer

Signature Page Of

JPMorgan Chase Bank, N.A.

To Third Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank By: /s/ JACOB THURSTON Name: Jacob Thurston Title: Authorized Officer

Signature Page Of

Old National Bank

To Third Amendment to Amended and Restated Credit Agreement

OLD NATIONAL BANK, as a Lender By: /s/ JEFF BONE Name: Jeff Bone Title: V.P.